     As filed with the Securities and Exchange Commission on June 22, 2004.

                                                       Registration No. 33-88588
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DREXLER TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                       77-0176309
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                         1875 North Shoreline Boulevard
                      Mountain View, California 94043-1319
                                 (650) 969-7277
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


           RICHARD M. HADDOCK                               Copy to:
       Co-Chief Executive Officer                     JERALD E. ROSENBLUM
    (Co-Principal Executive Officer)                 Pillsbury Winthrop LLP
     Drexler Technology Corporation                   2475 Hanover Street
     1875 North Shoreline Boulevard                 Palo Alto, CA 94304-1114
  Mountain View, California 94043-1319                   (650) 233-4500
            (650) 969-7277
(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)



                                -----------------

     This Amendment to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.


--------------------------------------------------------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

     The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of its Common Stock previously registered pursuant to this Registration Statement on Form S-3 (Registration No. 33-88588, pre-effective Amendment No. 2 filed September 17, 1996), due to the expiration of the offering period during which the Registrant is required to maintain the effectiveness of the registration for sale of the shares by the Selling Stockholders.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 22, 2004.


                                     DREXLER TECHNOLOGY CORPORATION


                                     By     /s/ Richard M. Haddock
                                        --------------------------------------
                                                Richard M. Haddock
                                            Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Name                         Title                                    Date
            ----                         -----                                    ----
  /s/ Richard M. Haddock     Co-Chief Executive Officer                       June 22, 2004
---------------------------  (Co-Principal Executive Officer)
      Richard M. Haddock


  /s/ Steven G. Larson       Vice President of Finance and Treasurer          June 22, 2004
---------------------------  (Principal Financial Officer and Principal
      Steven G. Larson       Accounting Officer)


                                        2